UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56004	47-2615102
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

165 Gibraltar Court, Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is incorporated by reference to Item 2.03 of this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Extension of Due Date on Financing Agreement

On January 7, 2019 and April 4, 2019, the Company filed Current Reports on Form 8-K (the “Prior 8Ks”) with the Securities and Exchange Commission (the “SEC”), to report the extension of maturity dates on certain notes payable and other financing agreements of the Company or its subsidiaries. Unless otherwise defined herein, capitalized terms have the same meaning as those used in the Prior 8Ks.

On April 30, 2019, Ondas Networks entered into a Loan Extension Agreement to further amend the February 2014 Financing Agreement in the original principal amount of $660,000, to transfer all accrued and unpaid interest through April 30, 2019 to principal, and to extend the maturity date to the earlier of (i) the closing of an underwritten offering of shares of the Company’s common stock pursuant to a registration statement on Form S-1, or (ii) June 30, 2019. After the execution of the Loan Extension Agreement on April 30, 2019, the outstanding balance of the February 2014 Financing Agreement was $990,055.

The form of Loan Extension Agreement is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Purchase Order Financing Agreement filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 7, 2019 (File No. 000-56004).
10.2	Form of Amendment to Purchase Order Financing Agreement filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2019 (File No. 000-56004).
10.3	Form of Loan Extension Agreement.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2019	ONDAS HOLDINGS INC.

	By:	/s/Eric A. Brock
Eric A. Brock
Chief Executive Officer